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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-39956), Form S-3 (Registration No. 333-68082) and Form S-8 (Registration No. 333-70148) and related Prospectuses of UbiquiTel Inc., of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in the Annual Report on Form 10-K of UbiquiTel Inc. for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
Kansas City, Missouri
March 20, 2002